Exhibit 99.1

Aimei Health Technology Co., Ltd. Announces the Separate Trading of its Ordinary Shares and Rights Commencing January 22, 2024

NEW YORK, Jan 18, 2024 — Aimei Health Technology Co., Ltd. (“Aimei”) announced today that, commencing January 22, 2024, holders of the units sold in the Company’s initial public offering completed on December 6, 2023 may elect to separately trade the ordinary shares of Aimei, and the rights included in such units on The Nasdaq Global Market (“Nasdaq”).

The ordinary shares and rights that are separated will trade on Nasdaq under the symbols “AFJK” and “AFJKR,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “AFJKU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, Aimei’s transfer agent, in order to separate the units into ordinary shares and rights.

The units were initially offered by Aimei in an underwritten offering. Spartan Capital Securities, LLC acted as sole book-running manager of the offering. A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 1, 2023. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Spartan, 45 Broadway, 19th Floor, New York, NY 10006, or by calling (877) 772-7818. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aimei Health Technology Co., Ltd.

Aimei Health Technology Co., Ltd. is a blank check company newly incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

Aimei is a blank check company formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry Aimei’s target operates in, Aimei intends to pursue prospective targets that are focused on healthcare innovation. The proceeds of the offering will be used to fund such business combination.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the anticipated use of the proceeds from Aimei’s initial public offering and Aimei’s search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Aimei expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Aimei’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Aimei Contact:

Juan Fernandez Pascual

Chief Executive Officer

Aimei Health Technology Co., Ltd.

+34 678 035200

anatraveneta@hotmail.com